Exhibit 99.1

FOR IMMEDIATE RELEASE

RIVERVIEW FINANCIAL CORPORATION DECLARES CASH DIVIDEND

FOR THE SECOND QUARTER OF 2018

HARRISBURG, PA, May 25, 2018 / PRNewswire / The Board of Directors of Riverview Financial Corporation (OTCQX: RIVE) declared a cash dividend of $0.10 per share for the second quarter of 2018 on May 24, 2018. The dividend is payable June 29, 2018 to shareholders of record as of June 15, 2018.

Kirk D. Fox, Chief Executive Officer stated, “We are pleased to reinstate our dividend for the second quarter of 2018 after suspending it in the first quarter. Executive management and the Board of Directors made the prudent decision to suspend the payment of a first quarter dividend in order to conserve capital given the magnitude of one-time expenses incurred in the fourth quarter of 2017. These expenses included those related to the re-measurement of net deferred tax assets from the enactment of new tax legislation along with acquisition costs from the merger with CBT Financial Corp. It is our goal to continue to pay a reasonable dividend without disrupting the delicate balance we must maintain between the payment of a dividend to shareholders and remaining a well-capitalized institution, which is critical in our dedicated efforts to continue building long term value for shareholders. The payment of a second quarter cash dividend represents an annualized yield of 3.2% based on the closing price of our stock on the dividend declaration date”.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/ .

SOURCE: Riverview Financial Corporation

Contact: MEDIA/INVESTORS, Scott A. Seasock 717.827.4039 or sseasock@riverviewbankpa.com

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may”, “will”, “believe”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.